UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 11, 2008

SOUTHERN MICHIGAN BANCORP, INC.
(Exact Name of Registrant as
Specified in Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-49722 (Commission File Number)	38-2407501 (IRS Employer Identification No.)

51 West Pearl Street Coldwater, Michigan (Address of Principal Executive Offices)	49036 (Zip Code)

Registrant's telephone number,
including area code:  (517) 279-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2008, Tom Meyer accepted his appointment to the board of directors of Southern Michigan Bancorp, Inc. Mr. Meyer's term will expire in 2009. Mr. Meyer has not been named to serve on any committee of the board of directors at this time. It is expected that Mr. Meyer will be named to serve on one or more committees of the board of directors in the future, but those appointments have not been determined.

Item 7.01.	Regulation FD Disclosure.

On December 12, 2008, Southern Michigan Bancorp, Inc. issued the press release attached as Exhibit 99.1 to this Form 8-K, which is here incorporated by reference. The Exhibit is furnished to, and not filed with, the Commission.

Item 9.01.	Financial Statements and Exhibits.

	(d)	Exhibits:

	99.1	Press Release, dated December 12, 2008. This Exhibit is furnished to, and not filed with, the Commission

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 12, 2008	SOUTHERN MICHIGAN BANCORP, INC.

	By	/s/ Danice L. Chartrand
Danice L. Chartrand Senior Vice President, Chief Financial Officer, Secretary, and Treasurer

EXHIBIT INDEX

Exhibit Number	Document

99.1	Press Release, dated December 12, 2008. This Exhibit is furnished to, and not filed with, the Commission.